Exhibit 1.1

SUBSCRIPTION RECEIPT AGREEMENT

Providing for the Issue of

Subscription Receipts

BETWEEN

POSTMEDIA NETWORK CANADA CORP.

- and -

GOLDENTREE ASSET MANAGEMENT LP

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

Dated as of February 5, 2015

4.3	No Adjustment for Stock Options	21
4.4	Determination by Corporation’s Auditors	21
4.5	Proceedings Prior to any Action Requiring Adjustment	21
4.6	Certificate of Adjustment	21
4.7	Notice of Special Matters	22
4.8	No Action after Notice	22
4.9	Other Action Affecting Shares	22
4.10	Protection of Subscription Receipt Agent	22

ARTICLE V RIGHTS AND REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION		23

5.1	Optional Purchases by the Corporation	23
5.2	General Representations, Warranties and Covenants of the Corporation	23
5.3	Subscription Receipt Agent’s Remuneration and Expenses	23
5.4	Securities Qualification Requirements	24
5.5	Performance of Covenants by Subscription Receipt Agent	24

ARTICLE VI ESCROWED FUNDS		24

6.1	Initial Escrowed Funds and Distribution Amounts	24
6.2	Qualified Investments	24
6.3	Release of Escrowed Funds Upon Receipt of Release and Payment Certificate	25
6.4	Release of Escrowed Funds on Termination	25
6.5	Direction	25
6.6	Early Termination of any Investment of the Escrowed Funds	25
6.7	Method of Disbursement and Delivery	25
6.8	Acknowledgements	26
6.9	Miscellaneous	26
6.10	Tax Reporting	28

ARTICLE VII ENFORCEMENT		28

7.1	Suits by Subscription Receiptholders	28
7.2	Waiver of Default	28
7.3	Limitation of Liability	28

ARTICLE VIII MEETINGS OF SUBSCRIPTION RECEIPTHOLDERS		28

8.1	Right to Convene Meetings	28
8.2	Notice	29
8.3	Chairman	29
8.4	Quorum	29
8.5	Power to Adjourn	29
8.6	Show of Hands	29

8.7	Poll and Voting	30
8.8	Regulations	30
8.9	Corporation and Subscription Receipt Agent May be Represented	30
8.10	Powers Exercisable by Extraordinary Resolution	31
8.11	Meaning of Extraordinary Resolution	31
8.12	Powers Cumulative	32
8.13	Minutes	32
8.14	Instruments in Writing	33
8.15	Binding Effect of Resolutions	33
8.16	Holdings by Corporation Disregarded	33

ARTICLE IX SUPPLEMENTAL AGREEMENTS		33

9.1	Provision for Supplemental Agreements for Certain Purposes	33
9.2	Successor Corporations	34

ARTICLE X CONCERNING THE SUBSCRIPTION RECEIPT AGENT		34

10.1	Trust Agreement Legislation	34
10.2	Rights and Duties of Subscription Receipt Agent	34
10.3	Indemnification	35
10.4	Evidence, Experts and Advisers	35
10.5	Actions by Subscription Receipt Agent to Protect Interest	35
10.6	Subscription Receipt Agent Not Required to Give Security	36
10.7	Protection of Subscription Receipt Agent	36
10.8	Replacement of Subscription Receipt Agent; Successor by Merger	36
10.9	Conflict of Interest	37
10.10	Acceptance of Trust	37
10.11	Subscription Receipt Agent Not to be Appointed Receiver	37
10.12	Documents, etc. Held by Subscription Receipt Agent	37
10.13	Not Bound to Act	37

ARTICLE XI GENERAL		38

11.1	Notice to the Corporation, the Subscription Receipt Agent and the Standby Purchaser	38
11.2	Notice to Subscription Receiptholders	39
11.3	Privacy Matters	40
11.4	Counterparts	40
11.5	Force Majeure	40
11.6	Satisfaction and Discharge of Agreement	40
11.7	Provisions of Agreement and Subscription Receipts for the Sole Benefit of Parties and Subscription Receiptholders	40
11.8	Subscription Receipts Owned by the Corporation or its Subsidiaries - Certificate to be Provided	41

THIS SUBSCRIPTION RECEIPT AGREEMENT is made as of the 5th day of February, 2015.

AMONG:

POSTMEDIA NETWORK CANADA CORP., a corporation incorporated under the laws of Canada (hereinafter referred to as the “Corporation”)

OF THE FIRST PART

AND:

GOLDENTREE ASSET MANAGEMENT LP, a limited partnership governed by the laws of the State of Delaware (the “Standby Purchaser”)

OF THE SECOND PART

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada (hereinafter referred to as the “Subscription Receipt Agent”)

OF THE THIRD PART

WHEREAS:

A. The Corporation proposes to effect an offering of Rights to subscribe for Subscription Receipts to the holders of record of its Shares to finance in part the Sun Acquisition on the terms and conditions set forth in the Standby Purchase Agreement and the Prospectus;

B. Pursuant to and on the terms of the Standby Purchase Agreement, certain funds or accounts for which the Standby Purchaser acts as investment manager have agreed to purchase 100% of the Subscription Receipts not otherwise acquired pursuant to the Rights Offering;

C. The Subscription Receipt Agent has agreed to act as registrar and transfer agent for the Subscription Receipts, and as escrow agent to receive the Escrowed Funds, in accordance with the provisions hereof;

D. The foregoing recitals are made as statements of fact by the Corporation and not by the Subscription Receipt Agent.

NOW THEREFORE, for good and valuable consideration of the premises and the covenants of the parties it is hereby agreed and declared as follows:

ARTICLE I

INTERPRETATION

1.1	Definitions

In this Agreement, including the recitals and schedules hereto, and in all agreements supplemental hereto:

(a)	“Action” means any action, claim, application, investigation, lawsuit, arbitration, order, direction, notice of non-compliance or proceeding of any nature by or before any Governmental Entity;

(b)	“Agreement” means this agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof;

(c)	“Applicable Legislation” means the provisions of any statute of Canada or a province thereof, and the regulations and rules under any such named or other statute, relating to trust indentures or to the rights, duties and obligations of trustees and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Agreement;

(d)	“Business Day” means a day which is not Saturday or Sunday or a day on which banks are closed in the City of Toronto, Ontario or in the City of New York, New York;

(e)	“Capital Reorganization” has the meaning set forth in Section 4.1(b);

(f)	“CDS” means CDS Clearing and Depository Services Inc. and its successors in interest;

(g)	“Convertible Securities” means securities of the Corporation or any other issuer that are convertible into or exchangeable for or otherwise carry the right to acquire Shares;

(h)	“Corporation” means Postmedia Network Canada Corp.;

(i)	“Corporation’s Auditors” means the firm of chartered accountants duly appointed from time to time as auditors of the Corporation;

(j)	“Counsel” means a barrister or solicitor or a firm of barristers and solicitors retained by the Subscription Receipt Agent or retained by the Corporation and acceptable to the Subscription Receipt Agent;

(k)	“Current Market Price” at any date, means the weighted average price per share at which the Variable Voting Shares have traded:

(i)	on the TSX or such other stock exchange which constitutes the principal trading market (by volume) for the Variable Voting Shares;

(ii)	if the Variable Voting Shares are not listed on the TSX, on any stock exchange upon which the Variable Voting Shares are listed as may be selected for this purpose by the directors, acting reasonably; or

(iii)	if the Variable Voting Shares are not listed on any stock exchange, on any over-the-counter market;

during the most recent five Trading Days preceding such date on which the Variable Voting Shares have actually traded and the weighted average price shall be determined by dividing the aggregate sale price of all Variable Voting Shares sold in board lots on the exchange or market, as the case may be, during such five Trading Days by the number of Variable Voting Shares sold, or if not traded on any recognized market or exchange, as determined by the directors of the Corporation acting reasonably;

(l)	“Debt Financing Receipt Indenture” means the subscription receipt indenture dated as of October 6, 2014 between Postmedia Network Inc. and the subscription receipt agent thereunder pursuant to which the Debt Subscription Receipts have been issued;

(m)	“Debt Subscription Receipts” means the debt subscription receipts issued pursuant to the Debt Financing Receipt Indenture entitling each holder thereof to receive the Notes, subject to the terms and conditions set out in the Debt Financing Receipt Indenture and the Trust Indenture;

(n)	“Designated Provinces” means each of the provinces of Canada;

(o)	“director” means a director of the Corporation for the time being and, unless otherwise specified herein, reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

(p)	“Earnings” means any income (including interest or gains) net of any related expenses derived from investing the Initial Escrowed Funds;

(q)	“Escrowed Funds” at any time means the aggregate of (i) the Initial Escrowed Funds and (ii) any Earnings derived directly or indirectly from time to time from investing the Initial Escrowed Funds;

(r)	“Exchange Number” means the number of Variable Voting Shares issuable to a Subscription Receiptholder for each Subscription Receipt held, being, at the date of this Agreement, one Variable Voting Share for each Subscription Receipt;

(s)	“Exercise Price” means $0.72 per Subscription Receipt;

(t)	“extraordinary resolution” has the meaning set forth in Section 8.11;

(u)	“Final Prospectus” means the final short form prospectus dated February 5, 2015 to be filed by the Corporation with the Securities Commissions in connection with the distribution of the Securities;

(v)	“Global Subscription Receipt Certificate” has the meaning set forth in Section 2.13;

(w)	“Governmental Entity” means any (i) multinational, federal, provincial, territorial, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) subdivision or authority of any of the foregoing or (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

(x)	“Initial Escrowed Funds” means an amount equal to the aggregate Exercise Price received from the issue of the Subscription Receipts;

(y)	“Laws” means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, instruments, policies, guidelines, and general principles of common law and equity, binding on or affecting the person referred to in the context in which the word is used;

(z)	“Notes” a total of $140 million principal amount of 8.25% senior secured notes to be issued by Postmedia Network Inc. pursuant to the Trust Indenture in accordance with the terms and conditions of the Debt Financing Receipt Indenture;

(aa)	“Offered Shares” has the meaning set forth in Section 4.1(c);

(bb)	“Original Purchasers” has the meaning set forth in Section 2.15(a);

(cc)	“Passport System” means Multilateral Instrument 11-102 – Passport System and NP 11-202;

(dd) “person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, trust, estate, custodian, trustee, executor, administrator, nominee or other entity or organization, including a Governmental Entity or political subdivision or an agency or instrumentality thereof;

(ee) “Preliminary Prospectus” means the preliminary short form prospectus dated January 27, 2015 and filed with the Securities Commissions in connection with the Rights Offering;

(ff) “Prospectus Amendment” means any amendment to the Preliminary Prospectus or the Final Prospectus and any amendment or supplemental prospectus;

(gg) “Prospectus” means, collectively, the Preliminary Prospectus, the Final Prospectus, and any Prospectus Amendment;

(hh) “Purchasers” means the purchasers of the Subscription Receipts;

(ii) “Purchase Agreement” means the share purchase agreement between Quebecor Media Inc. and Postmedia Network Inc. in connection with the Sun Acquisition dated as of October 6, 2014, as the same may be amended from time to time;

(jj) “Record Date” means the record date for the purpose of the Rights Offering that will be established by the Corporation in the Final Prospectus;

(kk) “Release and Payment Certificate” means a certificate executed by the Corporation in the form attached as Schedule “B” hereto and addressed to the Subscription Receipt Agent and the Standby Purchaser confirming that the Release Conditions have been satisfied or will be satisfied substantially concurrently with the release of the Escrowed Funds, or in the case of those conditions set forth in paragraphs (iv) through (xiii) (inclusive) of the definition of Release Conditions, have been waived by the Standby Purchaser, and directing the Subscription Receipt Agent to release the Escrowed Funds in partial satisfaction of the purchase price for the Sun Acquisition;

(ll) “Release Conditions” are as follows:

(i)	all conditions to the closing of the Sun Acquisition set forth in the Purchase Agreement have been satisfied or waived by the Corporation or will be satisfied or waived by the Corporation substantially concurrently with the release of the Escrowed Funds;

(ii)	the Sun Acquisition will close substantially concurrently with the release of the Escrowed Funds;

(iii)	the Escrowed Funds will be used to satisfy a portion of the purchase price under the Purchase Agreement and costs and expenses associated therewith;

(iv)	the Corporation will contemporaneously with the closing of the Sun Acquisition pay the portion of the standby commitment fee then owing pursuant to the Standby Purchase Agreement to the Standby Purchaser, or as the Standby Purchaser may otherwise direct;

(v)	except for frivolous actions or proceedings by a person other than a Governmental Entity, there are no Actions in progress, or to the knowledge of the Corporation or the Standby Purchaser, pending or threatened, by any person in any jurisdiction, to enjoin, restrict or prohibit the issuance of Variable Voting Shares upon the exchange of the Subscription Receipts;

(vi)	the Shares are listed on the TSX, and the TSX has conditionally approved the listing of Variable Voting Shares issuable upon the exchange of the Subscription Receipts, subject to the filing of customary documents with the TSX;

(vii)	each of the Transaction Agreements shall remain in full force and effect, unamended (except for amendments made with the prior written consent of the Standby Purchaser, in its sole and absolute discretion), and no condition contained in the Transaction Agreements shall have become incapable of being satisfied prior to the closing date specified therein;

(viii)	prior to or concurrently with the release of the Escrowed Funds, the Notes will have been issued in accordance with the Debt Subscription Receipt Indenture and the Trust Indenture, and the Notes will remain outstanding;

(ix)	the Corporation and its affiliates will not have waived or agreed to waive (explicitly or by implication) any term, condition, right or benefit under any of the Transaction Agreements (except for waivers made with the prior written consent of the Standby Purchaser, in its sole and absolute discretion);

(x)	no Default (as defined in the Trust Indenture) or Event of Default (as defined in the Trust Indenture) shall have occurred and be continuing under the Trust Indenture;

(xi)	the Corporation shall not have failed to pay an amount owing to the holders of the Debt Subscription Receipts when required under the Debt Financing Receipt Indenture;

(xii)	the board of directors of the Corporation will have irrevocably waived the application of the Rights Plan to the Rights Offering, including with respect to the securities to be acquired by certain funds or accounts for which the Standby Purchaser acts as investment advisor pursuant to the Standby Purchase Agreement and upon completion of the transactions contemplated by the Transaction Agreements and the Standby Purchase Agreement; and

(xiii)	the Standby Purchaser will have received a certificate or certificates dated as of the date of the release of the Escrowed Funds and signed on behalf of the Corporation by its Chief Executive Officer and the Chief Financial Officer or such other officers of the Corporation acceptable to the Standby Purchaser, acting reasonably, in form and content satisfactory to the Standby Purchaser, acting reasonably, addressed to the Standby Purchaser certifying for and on behalf of the Corporation after having made due enquiry and after having examined the Prospectus, including all documents incorporated by reference, that:

(A)	no order, ruling or determination, or change in Law, having the effect of preventing, restricting, suspending the sale or distribution of the Securities or suspending or ceasing the trading of the Securities or any other securities of Postmedia has been issued by any Governmental Entity and is continuing in effect and no inquiry (whether formal or informal) or other proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any of the Securities Laws or by any Governmental Entity; and

(B)	the representations and warranties of the Corporation contained in the Standby Purchase Agreement are true and correct in all material respects as of the date of the release of the Escrowed Funds with the same force and effect as if made at and as of the date of the release of the Escrowed Funds, except for such representations and warranties which are stated to be qualified as to materiality, in which case such representations and warranties will be true and correct in all respects as of the date of the release of the Escrowed Funds.

(mm)	“Release Date” means the date on which the Release and Payment Certificate is delivered to the Subscription Receipt Agent and the Standby Purchaser;

(nn)	“Release Deadline” means 5:00 p.m. (Toronto time) on June 26, 2015 or such later date as may be agreed upon by the Standby Purchaser and the Corporation;

(oo)	“Rights” means the transferable rights to subscribe for Subscription Receipts offered by the Corporation pursuant to the Rights Offering, with every one Right entitling the holder thereof to subscribe for 5.9929 Subscription Receipts at the Exercise Price;

(pp)	“Rights Offering” means the distribution by the Corporation of Rights to holders of Shares on the Record Date to purchase in the aggregate 240,972,226 Subscription Receipts at the Exercise Price, with each holder of Shares issued one Right per Share held, subject to certain conditions;

(qq)	“Rights Offering Closing Date” means the closing date of the Rights Offering;

(rr)	“Rights Plan” means the Shareholder Rights Plan Agreement dated as of November 8, 2010 between the Corporation and Computershare Trust Company of Canada, as rights agent;

(ss)	“Second Supplemental Indenture” means the second supplemental indenture to the Trust Indenture to be entered into between Postmedia Network Inc., the guarantors and Computershare Trust Company of Canada with respect to the issuance of the Notes pursuant to the Debt Subscription Receipts pursuant to the Debt Financing Receipt Indenture;

(tt)	“Securities” means, collectively, the Rights and the Subscription Receipts;

(uu)	“Securities Commissions” means the securities regulatory authorities in each of the Designated Provinces;

(vv)	“Securities Laws” means all applicable securities laws in each of the Designated Provinces and the respective regulations and rules under such laws together with applicable published policy statements of the Canadian Securities Administrators and the securities regulatory authorities in the Designated Provinces, and the applicable rules and policies of the TSX, the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable securities laws of the states of the United States in which the Rights are offered;

(ww)	“Share Reorganization” has the meaning set forth in Section 4.1(a);

(xx)	“Shareholder” means a holder of record of one or more Shares;

(yy)	“Shares” means, collectively, the Voting Shares and the Variable Voting Shares;

(zz)	“Special Distribution” means has the meaning set forth in Section 4.1(d);

(aaa)	“Standby Purchase Agreement” means the standby purchase agreement dated as of October 6, 2014 between the Corporation and the Standby Purchaser, on behalf of itself and each entity referred to in Schedule A thereto;

(bbb)	“Standby Purchaser” means GoldenTree Asset Management LP;

(ccc)	“Subscription Receipt Agency” means the principal office of the Subscription Receipt Agent in the city of Toronto, Ontario and/or such other place or places as may be designated in accordance with this Agreement;

(ddd)	“Subscription Receipt Agent” means Computershare Trust Company of Canada in its capacity as trustee hereunder and any lawful successors or permitted assigns thereto appointed hereunder from time to time;

(eee)	“Subscription Receipt Certificate” means a certificate evidencing Subscription Receipts substantially in the form attached as Schedule “A” hereto, with such appropriate insertions, deletions, substitutions and variations as may be required or permitted by the terms of this Agreement or as may be required to comply with any law or the rules of any securities exchange or as may be not inconsistent with the terms of this Agreement and as the Corporation may deem necessary or desirable;

(fff)	“Subscription Receiptholder’s Escrowed Funds” means, at any time, an amount equal to the aggregate Exercise Price of the Subscription Receipts held by the applicable Subscription Receiptholder at that time, plus the Termination Payment to which such Subscription Receiptholder is entitled at that time;

(ggg)	“Subscription Receiptholders” or “holders” means the persons who are registered owners of Subscription Receipts;

(hhh)	“Subscription Receiptholders’ Request” means an instrument signed in one or more counterparts by Subscription Receiptholders holding in the aggregate not less than 25% of the aggregate number of Subscription Receipts then outstanding, requesting the Subscription Receipt Agent to take some action or proceeding specified therein;

(iii)	“Subscription Receipts” means the subscription receipts issued (or to be issued) and certified hereunder and for the applicable time outstanding, each evidencing the right and entitlement of the registered holders thereof to receive, for no additional consideration and with no further action, and subject to adjustment in certain events, one Variable Voting Share;

(jjj)	“Sun Acquisition” means the acquisition by Postmedia Network Inc. from Quebecor Media Inc. of all of the outstanding common shares of Quebecor Media Printing Inc.;

(kkk)	“Supplemental Rights Offering” has the meaning set forth in Section 4.1(c);

(lll)	“Termination Date” means the first date, if any, on which a Termination Event occurs;

(mmm)	“Termination Event” shall occur if: (i) the Release Conditions have not been satisfied or, in the case of the Release Conditions set forth in paragraphs (iv) through (xiii) (inclusive) of the definition of Release Conditions, waived by the Standby Purchaser, on or before the Release Deadline; (ii) the Purchase Agreement is terminated at any time before the Release Deadline; (iii) the Corporation advises the Standby Purchaser and the Subscription Receipt Agent or formally announces to the public by way of a press release that it does not intend to proceed with the Sun Acquisition; or (iv) any condition contained in the Purchase Agreement, the fulfillment or satisfaction of which is outside the control of the Corporation, has not been and has become incapable of being satisfied prior to the closing date specified in the Purchase Agreement and the Standby Purchaser notifies the Subscription Receipt Agent and the Corporation in writing that this Agreement is terminated;

(nnn)	“Termination Payment” means an amount equal to a Subscription Receiptholder’s pro rata share of the Earnings, less applicable withholding taxes, if any;

(ooo)	“Termination Payment Time” means 5:00 p.m. (Toronto time) on the third Business Day after the Termination Date;

(ppp)	“this Subscription Receipt Agreement”, “this Agreement”, “herein”, “hereby”, “hereof” and similar expressions mean and refer to this Agreement and any agreement, indenture, deed or instrument supplemental hereto; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Agreement;

(qqq)	“Trading Days” means a day on which the TSX (or such other exchange on which the Variable Voting Shares are listed and which forms the primary trading market by volume for such shares) is open for the transaction of business and if the Variable Voting Shares are not listed on a stock exchange, a day on which an over-the-counter market where such Variable Voting Shares are traded is open for business;

(rrr)	“Transaction Agreements” means, collectively, this Agreement, the Purchase Agreement and the Debt Financing Receipt Indenture;

(sss)	“Trust Indenture” means the Senior Secured Notes Indenture, dated as of August 16, 2012, among Postmedia Network Inc., the Corporation, as guarantor, and Computershare Trust Company of Canada, as trustee and collateral agent, which governs Postmedia Network Inc.’s 8.25% senior secured notes due 2017, as amended pursuant to a first supplemental indenture dated October 31, 2014, and as will be amended pursuant to the Second Supplemental Indenture;

(ttt)	“TSX” means the Toronto Stock Exchange;

(uuu)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(vvv)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(www)	“Variable Voting Shares” means the Class NC variable voting shares in the capital of the Corporation;

(xxx)	“Voting Shares” means the Class C voting shares in the capital of the Corporation; and

(yyy)	“written order of the Corporation”, “written request of the Corporation”, “written consent of the Corporation” and “certificate of the Corporation” mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by its Chairman, Chief Executive Officer, Chief Financial Officer, President or a Vice-President, and may consist of one or more instruments so executed.

1.2	Gender and Number

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3	Interpretation not Affected by Headings, etc.

The division of this Agreement into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.5	Time of the Essence

Time shall be of the essence of this Agreement and the Subscription Receipt Certificates.

1.6	Currency

Except as otherwise stated, all dollar amounts herein are expressed in Canadian dollars.

1.7	Severability

In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, all of which shall remain in full force and effect.

1.8	Conflicts

In the event of any conflict between the provisions of this Agreement and the Subscription Receipt Certificates, the provisions of this Agreement will govern.

1.9	Meaning of “outstanding” for Certain Purposes

Every Subscription Receipt Certificate certified and delivered by the Subscription Receipt Agent hereunder shall be deemed to be outstanding until the earlier of (i) the exchange of the Subscription Receipts pursuant to Section 3.1 or (ii) the termination of the Subscription Receipts pursuant to Section 6.4, provided however that:

(a)	where a Subscription Receipt Certificate has been issued in substitution for a Subscription Receipt Certificate which has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the number of Subscription Receipts outstanding; and

(b)	for the purpose of any provision of this Agreement entitling holders of outstanding Subscription Receipts to vote, sign consents, requests or other instruments or take any other action under this Agreement, Subscription Receipts owned legally or equitably by the Corporation or any Subsidiary of the Corporation thereof shall be disregarded, except that for the purpose of determining whether the Subscription Receipt Agent shall be protected in relying on any such vote, consent, request or other instrument or other action, only the Subscription Receipts of which the Subscription Receipt Agent has notice that they are so owned shall be so disregarded.

1.10	Applicable Law

This Agreement, the Subscription Receipts and the Subscription Receipt Certificates shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws applicable therein and shall be treated in all respects as Ontario contracts.

ARTICLE II

ISSUE OF SUBSCRIPTION RECEIPTS

2.1	Issue of Subscription Receipts

A total of up to 240,972,226 Subscription Receipts are hereby created and authorized to be issued by the Corporation for a price per Subscription Receipt equal to the Exercise Price. Subscription Receipt Certificates evidencing Subscription Receipts shall be executed by or on behalf of the Corporation and upon the written direction of the Corporation shall be certified by or on behalf of the Subscription Receipt Agent and delivered by the Subscription Receipt Agent in accordance with such written direction of the Corporation. The execution of this Agreement, in and of itself, does not constitute evidence by the Subscription Receipt Agent of any proceeds absent the issuance of any Subscription Receipts.

2.2	Description of the Subscription Receipts

(a)	Each Subscription Receipt evidences the right and entitlement of the holder thereof to receive in accordance with the terms of the Subscription Receipts and the Subscription Receipt Agreement and without payment of additional consideration, the Exchange Number of Variable Voting Shares.

(b)	If the Release Conditions are satisfied or, in the case of the conditions set forth in paragraphs (iv) through (xiii) (inclusive) of the definition of Release Conditions, waived by the Standby Purchaser, on or before the Release Deadline, each Subscription Receipt will be exchanged on the Release Date pursuant to Section 3.1(a) and the Subscription Receipt Agent will mail certificates representing the Variable Voting Shares issuable to each holder at his, her or its last address on record with the Subscription Receipt Agent or in such manner as may be otherwise directed by such holder.

(c)	If a Termination Event occurs, the Subscription Receipt Agent will pay to each Subscription Receiptholder that Subscription Receiptholder’s Escrowed Funds.

(d)	No fractional Subscription Receipts shall be issued or otherwise provided for hereunder.

2.3	Subscription Receiptholder not a Shareholder

Nothing in this Agreement or in the holding of a Subscription Receipt or Subscription Receipt Certificate shall, in itself, confer or be construed as conferring upon a Subscription Receiptholder any right or interest whatsoever as a Shareholder including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation or the right to receive dividends and other distributions of other security holders.

2.4	Subscription Receipts to Rank Pari Passu

All Subscription Receipts shall rank pari passu with all other Subscription Receipts regardless of the date of issue.

2.5	Form of Subscription Receipts

The Subscription Receipt Certificates (including all replacements issued in accordance with this Agreement) shall be issued in registered form and shall be substantially in the form set out in Schedule “A” hereto and shall be dated as of the Rights Offering Closing Date, shall bear such legends, distinguishing letters and numbers as the Corporation may, with the approval of the Subscription Receipt Agent, prescribe and shall be issuable in any denomination excluding fractions.

2.6	Signing of Subscription Receipt Certificates

The Subscription Receipt Certificates issued by the Corporation shall be signed by any one of the directors or officers of the Corporation and need not be under the seal of the Corporation. The signatures of any such director or officer may be mechanically reproduced and Subscription Receipt Certificates bearing such electronic signatures shall be binding upon the Corporation as if they had been manually signed by such director or officer. Notwithstanding that any person whose manual or electronic signature appears on any Subscription Receipt Certificate as a director or officer may no longer hold office at the date of such Subscription Receipt Certificate or at the date of certification or delivery thereof, any Subscription Receipt Certificate signed as aforesaid shall, subject to Section 2.7, be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this Agreement or the Subscription Receipt Certificates in question.

2.7	Certification by the Subscription Receipt Agent

(a)

The Subscription Receipt Agent shall certify Subscription Receipt Certificates to be issued by the Corporation upon the written direction of the Corporation. No Subscription Receipt Certificate shall be issued or, if issued, shall be valid for any purpose, exercisable or entitle the holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Subscription Receipt Agent substantially in the form of the certificate set out in Schedule “A” hereto and such certification by the Subscription Receipt Agent upon any Subscription Receipt Certificate shall be conclusive evidence as against the Corporation that the Subscription Receipt Certificate so certified has been duly issued hereunder and that the holder is entitled to the benefits hereof.

(b)	The certification of the Subscription Receipt Agent on Subscription Receipt Certificates issued hereunder shall not be construed as a representation or warranty by the Subscription Receipt Agent as to the validity of this Agreement or the Subscription Receipt Certificates (except the due certification thereof by the Subscription Receipt Agent) and the Subscription Receipt Agent shall in no respect be liable or answerable for the use made of the Subscription Receipt Certificate or any of them or of the consideration therefor except as otherwise specified herein.

2.8	Issue in Substitution for Subscription Receipt Certificates Lost, etc.

(a)	If any Subscription Receipt Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation shall issue, and thereupon the Subscription Receipt Agent shall certify and deliver, a new Subscription Receipt Certificate of like tenor and bearing the same legends as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Subscription Receipt Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Subscription Receipt Certificate, and the substituted Subscription Receipt Certificate shall be in a form approved by the Subscription Receipt Agent and the Subscription Receipts evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Subscription Receipts issued or to be issued hereunder by the Corporation.

(b)	The applicant for the issue of a new Subscription Receipt Certificate pursuant to this Section 2.8 shall bear the reasonable cost of the issue thereof and in case of loss, destruction or theft, shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Subscription Receipt Agent such evidence of ownership and of the loss, destruction or theft of the Subscription Receipt Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Subscription Receipt Agent, in their sole discretion acting reasonably, and such applicant shall also be required to furnish an indemnity and a surety bond in amount and form satisfactory to the Corporation and the Subscription Receipt Agent, in their sole discretion acting reasonably, and shall pay the reasonable charges of the Corporation and the Subscription Receipt Agent in connection therewith.

2.9	Exchange of Subscription Receipt Certificates

(a)	Any one or more Subscription Receipt Certificates representing any number of Subscription Receipts may, upon compliance with the reasonable requirements of the Subscription Receipt Agent, be exchanged for one or more other Subscription Receipt Certificates, bearing the same legends, representing the same aggregate number of Subscription Receipts as represented by the Subscription Receipt Certificate or Subscription Receipt Certificates so exchanged. The Corporation shall sign and the Subscription Receipt Agent shall countersign all Subscription Receipt Certificates necessary to carry out exchanges as aforesaid.

(b)	Subscription Receipt Certificates may be exchanged only at the Subscription Receipt Agency or at any other place that is designated by the Corporation with the approval of the Subscription Receipt Agent. Any Subscription Receipt Certificate tendered for exchange shall be cancelled and surrendered by the Subscription Receipt Agency to the Subscription Receipt Agent.

2.10	Transfer of Subscription Receipts

(a)

The Corporation hereby appoints the Subscription Receipt Agent as registrar of the Subscription Receipts and shall cause the Subscription Receipt Agent to keep at the Subscription Receipt Agency a register in which shall be entered the names and addresses of the Subscription Receiptholders and particulars of the Subscription Receipts held by them together with details of all transfers of Subscription Receipts. The register with respect to the Subscription Receipts issued by the Corporation referred to in this Section shall at all reasonable times be open for inspection at the Subscription Receipt Agency during normal business hours by the Corporation and the Subscription Receiptholders upon written request. The Subscription Receipt Agent shall be entitled to act and rely upon the register to determine residency of Subscription Receiptholders.

(b)	The Subscription Receipts may only be transferred on the register kept at the Subscription Receipt Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Subscription Receipt Agent by surrendering to the Subscription Receipt Agent the Subscription Receipt Certificates representing the Subscription Receipts to be transferred and due execution by the holder and its transferee of the transfer form attached to the Subscription Receipt Certificates and delivery of same to the Subscription Receipt Agent and upon compliance with:

(i)	the conditions herein;

(ii)	such reasonable requirements as the Subscription Receipt Agent may prescribe; and

(iii)	all applicable securities legislation and requirements of regulatory authorities as confirmed by the transferor and transferee by their execution of the transfer form attached to the Subscription Receipt Certificate.

(c)	The Subscription Receipt Agent will promptly advise the Corporation of any requested transfer of Subscription Receipts. The Corporation will be entitled and may direct the Subscription Receipt Agent to refuse to recognize any transfer, or enter the name of any transferee of any Subscription Receipts on the registers referred to in this Article, if such transfer would constitute a violation of the securities laws of any jurisdiction or the rules, regulation or policies of any regulatory authority having jurisdiction.

(d)	Upon surrender for registration of transfer of Subscription Receipts at the Subscription Receipt Agency of the Subscription Receipt Agent, the Corporation shall issue and thereupon the Subscription Receipt Agent shall certify and deliver a new Subscription Receipt Certificate of like tenor in the name of the designated transferee. If less than all the Subscription Receipts evidenced by the Subscription Receipt Certificate(s) so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Subscription Receipt Certificate registered in its name evidencing the Subscription Receipts not transferred.

(e)	The transferee of any Subscription Receipt will be entitled to be entered on the register of holders referred to in this Section 2.10 as the holder of such Subscription Receipts free from all equities or rights of set-off or counter-claim between the Corporation and the transferor or any previous holder of such Subscription Receipts, except in respect of equities of which the Corporation is required to take notice by statute or order of a court of competent jurisdiction.

2.11	Charges for Exchange or Transfer

Except as otherwise herein provided, a reasonable charge shall be levied by the Subscription Receipt Agent in respect of the exchange of any Subscription Receipt Certificate or the issue of a new Subscription Receipt Certificate(s) pursuant hereto; provided that the Corporation shall pay all charges for any exchange or issuance pursuant to Section 2.10; and provided further that the reimbursement of the Subscription Receipt Agent or the Corporation for any and all transfer, stamp or similar taxes or other governmental charges required to be paid shall be made by the holder requesting such transfer or exchange as a condition precedent to such transfer or exchange.

2.12	Cancellation of Surrendered Subscription Receipts

All Subscription Receipt Certificates surrendered pursuant to Sections 2.8, 2.9, 2.10 or 5.1, if applicable, shall be returned to the Subscription Receipt Agent for cancellation, shall be cancelled by the Subscription Receipt Agent and, after the expiry of any period of retention prescribed by law, shall be destroyed by the Subscription Receipt Agent or delivered to the Corporation if it so requests. Upon request by the Corporation the Subscription Receipt Agent shall furnish to it a destruction certificate identifying the Subscription Receipt Certificates issued by it so destroyed, the number of Subscription Receipts evidenced thereby, the number of Variable Voting Shares delivered pursuant to such Subscription Receipts and the details of any Subscription Receipt Certificates issued in substitution or exchange for such Subscription Receipt Certificates destroyed.

2.13	Subscription Receipt Certificates

(a)	Subscription Receipt Certificates may be issued in the form of one or more global Subscription Receipt Certificates, which will be registered in the name of CDS or its nominee and held by, or on behalf of, CDS as depositary of the Subscription Receipt Certificates for the participants of CDS (each, a “Global Subscription Receipt Certificate”).

(b)	Transfers of Subscription Receipts between CDS participants shall occur in accordance with CDS’ applicable rules and procedures. Neither the Corporation nor the Subscription Receipt Agent shall have any responsibility or liability for: (i) any aspects of the records relating to or payments made by CDS, or its nominee, on account of the beneficial interest in the Subscription Receipts; (ii) maintaining, supervising or reviewing any records relating to the Subscription Receipts; or (iii) any advice or representation made by or with respect to CDS relating to the rules governing CDS or any action to be taken by CDS or at the direction of a CDS participant. Nothing herein shall prevent the owners of beneficial interests in the Subscription Receipts from voting such Subscription Receipts using duly executed proxies.

(c)	All references herein to actions by, notices given or payments made to Subscription Receiptholders shall, where Subscription Receipts are held through CDS, include actions taken by, or notices given or payments made to, CDS upon instruction from the CDS participants in accordance with its rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of or at the direction of Subscription Receiptholders evidencing a specified percentage of the aggregate Subscription Receipts outstanding, such direction or consent may be given by Subscription Receiptholders acting through CDS and the CDS participants owning Subscription Receipts evidencing the requisite percentage of the Subscription Receipts. The rights of a Subscription Receiptholder whose Subscription Receipts are held through CDS shall be exercised only through CDS and the CDS participants and shall be limited to those established by law and agreements between such holders and CDS and/or the CDS participants or upon instructions from the CDS participants. Each of the Subscription Receipt Agent and the Corporation may deal with CDS for all purposes (including the making of payments) as the authorized representative of the respective Subscription Receiptholders and such dealing with CDS shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder.

(d)	For so long as any Subscription Receipts are held through CDS, if any notice or other communication is required to be given to Subscription Receiptholders, the Subscription Receipt Agent will give such notices and communications in respect of such Subscription Receipts to CDS.

(e)	If CDS resigns or is removed from its responsibility as depository and the Corporation and/or Subscription Receipt Agent is unable or does not wish to locate a qualified successor, CDS shall surrender the Global Subscription Receipt Certificate(s) to the Subscription Receipt Agent with instructions for registration of Subscription Receipts in the name and in the amount specified by CDS and the Corporation shall issue and the Subscription Receipt Agent shall certify and deliver the aggregate number of Subscription Receipts then outstanding in the form of definitive Subscription Receipt Certificates representing such Subscription Receipts.

2.14	Ownership of Subscription Receipts

The Corporation and the Subscription Receipt Agent may deem and treat the registered owner of any Subscription Receipts as the absolute owner thereof for all purposes, and the Corporation and the Subscription Receipt Agent shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Subscription Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction. A registered owner of Subscription Receipts shall be entitled to the rights evidenced by its Subscription Receipt Certificate free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate holder of the Subscription Receipts and all persons may act accordingly. The issue and delivery to any such registered owner of Subscription Receipts of the Variable Voting Shares issuable upon the exchange of the Subscription Receipts (or the payment of amounts payable in respect thereof pursuant to Section 6.4) shall be a good discharge to the Corporation and the Subscription Receipt Agent for the same and none of the Corporation or the Subscription Receipt Agent shall be bound to inquire into the title of any such holder except where the Corporation or the Subscription Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction.

2.15	Right of Rescission

(a)	If (i) the Prospectus or amendment contains a misrepresentation (as such term is defined in the Securities Act (Ontario)) and it was a misrepresentation on the date of the Prospectus or such amendment, as applicable, purchasers of Subscription Receipts to whom the Prospectus was sent or delivered and who were the original purchasers of the Subscription Receipts (the “Original Purchasers”), or (ii) the Prospectus is not delivered to an Original Purchaser, the affected Original Purchaser(s) shall have a right of action against the Corporation for rescission, exercisable on notice given to the Corporation not more than 180 days subsequent to the date of original purchase of such Subscription Receipts, to receive upon surrender of the applicable Variable Voting Shares issued upon exchange of the Subscription Receipts originally purchased by them the return of the Exercise Price paid by them in respect of each such Subscription Receipt. The right of action for rescission is only available to an Original Purchaser while it is a holder of the Variable Voting Shares issuable upon the exchange of the Subscription Receipts originally purchased by them and provided that such exchange occurred within 180 days following the date of purchase of such Subscription Receipts.

(b)	In no event shall the Corporation be liable under this Section 2.15 if the Original Purchaser purchased the Subscription Receipts with knowledge of the misrepresentation.

ARTICLE III

ISSUANCE OF VARIABLE VOTING SHARES

3.1	Issuance of Variable Voting Shares

(a)	If the Release Conditions are satisfied or, in the case of the conditions set forth in paragraphs (iv) through (xiii) (inclusive) of the definition of Release Conditions, waived by the Standby Purchaser on or before the Release Deadline, all Subscription Receipts shall be automatically exchanged on the Release Date for no additional consideration and without any further action by the Subscription Receiptholders for Variable Voting Shares, and the Exchange Number of Variable Voting Shares in respect of each Subscription Receipt shall be issued to the Subscription Receiptholders. Any Variable Voting Shares issued to or held on behalf of the Standby Purchaser and its affiliates resident in the United States will include the following language on the corresponding certificate: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF POSTMEDIA NETWORK CANADA CORP. (“THE CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (E) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION, AND, IN THE CASE OF (D) OR (E), AFTER PROVIDING A LEGAL OPINION SATISFACTORY TO THE CORPORATION.

(b)	Upon the exchange of the Subscription Receipts pursuant to Section 3.1(a), the Subscription Receipt Certificates will be deemed to have been surrendered and cancelled without further action on the part of any Subscription Receiptholder, the Subscription Receipt Agent or the Corporation. Unless otherwise directed by the relevant Subscription Receiptholder, the Subscription Receipt Agent will within three Business Days mail the certificates representing the Variable Voting Shares to each Subscription Receiptholder in accordance with the register maintained at the Subscription Receipt Agency.

(c)	For greater certainty, Subscription Receipts shall only be exchangeable pursuant to Section 3.1(a) and all references to the exchange of Subscription Receipts hereunder shall refer to an exchange pursuant to Section 3.1(a).

3.2	Effect of Exchange of Subscription Receipts

Upon the exchange of Subscription Receipts pursuant to Section 3.1, and subject to Section 3.3, all of the Variable Voting Shares issuable pursuant to such Subscription Receipts shall be deemed to have been issued and the person or persons to whom such Variable Voting Shares are to be issued shall be deemed to have become the holder or holders of record of such Variable Voting Shares on the Release Date.

3.3	Fractions

Notwithstanding anything herein contained, including any adjustment provided for in Article IV, the Corporation shall not be required, upon the exchange of any Subscription Receipts, to issue fractions of Variable Voting Shares or to distribute certificates which evidence fractional Variable Voting Shares. Any fractional Variable Voting Share to which a Subscription Receiptholder is entitled upon exchange of Subscription Receipts shall be aggregated to form whole Variable Voting Shares, with any remaining fractional Variable Voting Share rounded down to a whole Variable Voting Share, as applicable.

3.4	Accounting and Recording

(a)	The Subscription Receipt Agent shall promptly account to the Corporation with respect to Subscription Receipts issued by it that have been exchanged. Any securities or other instruments, from time to time received by the Subscription Receipt Agent shall be received in trust for, and shall be segregated and kept apart by the Subscription Receipt Agent in trust for, the Corporation.

(b)	The Subscription Receipt Agent shall record the particulars of Subscription Receipts exchanged, which particulars shall include the names and addresses of the persons who become holders of Variable Voting Shares on the exchange and the Release Date in respect thereof. The Subscription Receipt Agent shall provide such particulars in writing to the Corporation within three Business Days of any request therefor.

ARTICLE IV

ADJUSTMENT OF NUMBER OF VARIABLE VOTING SHARES

4.1	Adjustment of Exchange Number of Variable Voting Shares

The Exchange Number shall be subject to adjustment from time to time as follows:

(a)	if and whenever at any time from the Rights Offering Closing Date until the earlier of the Release Date and the Termination Date, the Corporation shall:

(i)	subdivide, redivide or change its outstanding Variable Voting Shares into a greater number of shares;

(ii)	reduce, combine or consolidate its outstanding Variable Voting Shares into a smaller number of shares; or

(iii)	issue to all or substantially all of the holders of the Variable Voting Shares, by way of stock distribution, stock dividend or otherwise, Variable Voting Shares or securities convertible into Variable Voting Shares;

(any of the events described in (i), (ii) and (iii) being referred to as a “Share Reorganization”);

the Exchange Number shall be adjusted immediately after the record date at which the holders of the Variable Voting Shares are determined for the purpose of such Share Reorganization by multiplying the Exchange Number in effect on the record date by a fraction of which the numerator shall be the total number of Variable Voting Shares outstanding immediately after giving effect to the Share Reorganization and the denominator shall be the total number of

Variable Voting Shares outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to in this subsection shall occur. If following the record date for a Share Reorganization, such Share Reorganization is cancelled or terminated before its consummation, the Exchange Number shall be readjusted to the Exchange Number in effect immediately prior to the record date, subject to any other adjustment required hereunder by reason of any event arising after such record date;

(b)	if and whenever at any time from the Rights Offering Closing Date until the earlier of the Release Date and the Termination Date, there is a reclassification of the Variable Voting Shares or a capital reorganization of the Corporation other than as described in subsection 4.1(a) or a consolidation, amalgamation or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity (any such event being called a “Capital Reorganization”), each holder shall be entitled to receive and shall accept upon the exchange of the Subscription Receipts in lieu of the number of Variable Voting Shares such Subscription Receiptholder would otherwise be entitled to acquire, the number of shares and warrants or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such Capital Reorganization, or to which such sale or conveyance may be made, as the case may be, that such Subscription Receiptholder would have been entitled to receive on such Capital Reorganization, if, on the record date or the effective date thereof, as the case may be, the Subscription Receiptholder had been the registered holder of the number of Variable Voting Shares issuable upon the exchange of such holder’s Subscription Receipts. Notwithstanding the foregoing, if holders would otherwise be entitled to receive, upon an exchange of Subscription Receipts, any property other than shares in the capital stock of the Corporation (“Ineligible Property”), such holders shall not be entitled to receive such Ineligible Property but shall be entitled to receive shares in the capital stock of the Corporation having an aggregate fair market value equal to the aggregate fair market value of such Ineligible Property. However, the Corporation shall have the right (at the sole option of the Corporation) to satisfy its obligation to deliver such shares by delivering such Ineligible Property. If determined appropriate by the Corporation to give effect to or to evidence the provisions of this subsection 4.1(b), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such Capital Reorganization, enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth in this Agreement with respect to the rights and interests thereafter of the Subscription Receiptholders to the end that the provisions set forth in this Agreement shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Subscription Receiptholder is entitled thereafter. Any agreement entered into between the Corporation and the Subscription Receipt Agent pursuant to the provisions of this subsection 4.1(b) shall be a supplemental agreement entered into pursuant to the provisions of Article IX hereof. Any agreement entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Subscription Receipt Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassification, reorganizations, amalgamations, consolidations, mergers, sales or conveyances. If following the record date for a Capital Reorganization, the Capital Reorganization is cancelled or terminated before it is consummated, the Exchange Number shall be readjusted to the Exchange Number in effect immediately prior to the record date, subject to any other adjustment required hereunder by reason of any event arising after that record date;

(c)

if and whenever at any time from the Rights Offering Closing Date until the earlier of the Release Date and the Termination Date, the Corporation shall issue rights, options or warrants to all or substantially all the holders of the Variable Voting Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Variable Voting Shares or Convertible Securities within a period of 45 days from the date of issue thereof at a price, or at a conversion price, of less than 95% of the Current Market Price at the record date for such distribution (any such issuance being herein called a “Supplemental Rights Offering” and Variable Voting Shares

offered pursuant to the Supplemental Rights Offering or upon conversion of the Convertible Securities offered pursuant to the Supplemental Rights Offering being herein called the “Offered Shares”), the Exchange Number shall be adjusted effective immediately after the record date at which holders of Variable Voting Shares are determined for the purposes of the Supplemental Rights Offering to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction (a) the numerator of which shall be the sum of (i) the number of Variable Voting Shares outstanding on the record date for the Supplemental Rights Offering plus (ii) the number of Offered Shares offered pursuant to the Supplemental Rights Offering or the maximum number of Offered Shares into which the Convertible Securities so offered pursuant to the Supplemental Rights Offering may be converted, as the case may be; and (b) the denominator of which shall be the sum of (i) the number of Variable Voting Shares outstanding on the record date for the Supplemental Rights Offering; and (ii) the number arrived at when (A) either the product of (1) the number of Offered Shares so offered and (2) the price at which those Offered Shares are offered, or the product of (3) the conversion price thereof and (4) the maximum number of Offered Shares for or into which the Convertible Securities so offered pursuant to the Supplemental Rights Offering may be converted, as the case may be, is divided by (B) the Current Market Price of the Variable Voting Shares on the record date.

Any Offered Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation; if all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number shall be readjusted to the Exchange Number in effect immediately prior to the record date and the Exchange Number shall be further adjusted to reflect the number of Variable Voting Shares or Convertible Securities actually issued upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date;

(d)	if and whenever at any time from the Rights Offering Closing Date until the earlier of the Release Date and the Termination Date, the Corporation shall issue or distribute to all or substantially all the holders of the Variable Voting Shares (i) shares of any class other than Variable Voting Shares, or (ii) rights, options or warrants other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution, or (iii) evidences of indebtedness, or (iv) any other assets and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of those events being herein called a “Special Distribution”), the Exchange Number shall be adjusted effective immediately after the record date at which the holders of Variable Voting Shares are determined for purposes of the Special Distribution to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction (a) the numerator of which shall be the product of (i) the sum of the number of Variable Voting Shares outstanding on the record date plus the number of Variable Voting Shares which the Subscription Receiptholders would be entitled to receive upon exchange of all their outstanding Subscription Receipts if they were automatically exchanged on the record date and (ii) the Current Market Price thereof on that date; and (b) the denominator of which shall be the product of (A) the sum of the number of Variable Voting Shares outstanding on the record date plus the number of Variable Voting Shares which the Subscription Receiptholders would be entitled to receive upon exchange of all their outstanding Subscription Receipts if they were automatically exchanged on the record date and (B) the Current Market Price thereof on that date, less the aggregate fair market value, as determined by the directors, whose determination shall, absent manifest error, be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

Any Variable Voting Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. To the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exchange Number shall be readjusted to the Exchange Number that would then be in effect based upon the shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Variable Voting Shares or convertible securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date; and

(e)	the adjustments provided for in this Article IV in the number of Variable Voting Shares and classes of securities which are to be received on the exchange of Subscription Receipts are cumulative and shall apply to successive issues, subdivisions, combinations, consolidations, distributions and any other events that would require an adjustment of the Exchange Number or the kind securities issuable hereunder. After any adjustment pursuant to this Section, the term “Variable Voting Shares” where used in this Agreement shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Subscription Receiptholder is entitled to receive upon the exchange of its Subscription Receipt, and the number of Variable Voting Shares indicated by any exchange made pursuant to a Subscription Receipt shall be interpreted to mean the number of Variable Voting Shares or other property or securities a Subscription Receiptholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon the full exchange of a Subscription Receipt.

4.2	Entitlement to Shares on Exchange of Subscription Receipt

All shares of any class or other securities which a Subscription Receiptholder is at the time in question entitled to receive on the exchange of its Subscription Receipt, whether or not as a result of adjustments made pursuant to this Article IV, shall, for the purposes of the interpretation of this Agreement, be deemed to be securities which such Subscription Receiptholder is entitled to acquire pursuant to such Subscription Receipt.

4.3	No Adjustment for Stock Options

Notwithstanding anything in this Article IV, no adjustment shall be made pursuant to Section 4.1 if the issue of Variable Voting Shares is being made pursuant to this Agreement or pursuant to any stock option plan, stock purchase plan, restricted share unit plan or other plan in force from time to time for directors, officers or employees of the Corporation.

4.4	Determination by Corporation’s Auditors

In the event of any question arising with respect to the adjustments provided for in this Article IV, such question shall be conclusively determined by the Corporation’s Auditors or if they are unable or unwilling to act, such firm of independent chartered accountants as may be selected by the directors, acting reasonably, who shall have access to all necessary records of the Corporation and such determination, absent manifest error, shall be binding upon the Corporation, the Subscription Receipt Agent, all Subscription Receiptholders and all other persons interested therein.

4.5	Proceedings Prior to any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Subscription Receipts, including the number of Variable Voting Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation or a successor corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of such Subscription Receipts issued by it are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

4.6	Certificate of Adjustment

The Corporation shall, from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in this Article IV, deliver a certificate of the Corporation to the Subscription Receipt Agent and the Subscription Receiptholders specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Corporation’s Auditors verifying such calculation. The Subscription Receipt Agent shall rely, and shall be protected in so doing, upon the certificate of the Corporation or of the Corporation’s Auditor and any other document filed by the Corporation pursuant to this Article IV for all purposes.

4.7	Notice of Special Matters

The Corporation covenants with the Subscription Receipt Agent that, so long as any Subscription Receipt remains outstanding, it will send notice to the Subscription Receipt Agent and to the Subscription Receiptholders of its intention to fix a record date that is prior to the Release Deadline for the issuance of rights, options or warrants (other than the Subscription Receipts) to all or substantially all the holders of its outstanding Variable Voting Shares or for determining the shareholders of record who would be entitled to vote on a special resolution of shareholders respecting or affecting in any way the Corporation’s share capital. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be sent in each case not less than 14 days prior to such applicable record date.

4.8	No Action after Notice

The Corporation covenants with the Subscription Receipt Agent that it will not close its transfer books or take any other corporate action which might deprive the holder of a Subscription Receipt of the opportunity to receive Variable Voting Shares pursuant thereto during the period of 14 days after the giving of the certificate or notices set forth in Sections 4.6 and 4.7.

4.9	Other Action Affecting Shares

If, and whenever at any time from the Rights Offering Closing Date until the earlier of the Release Date and the Termination Date, the Corporation shall take any action affecting or relating to the Variable Voting Shares, other than any action described in this Article IV, which in the opinion of the directors of the Company would prejudicially affect the rights of any holders of Subscription Receipts, the Exchange Number will be adjusted by the directors of the Company in such manner, if any, and at such time, as the directors of the Company, may in their sole discretion, subject to the approval of any stock exchange(s) on which the Variable Voting Shares are listed and posted for trading, reasonably determine to be equitable in the circumstances to such holders.

4.10	Protection of Subscription Receipt Agent

The Subscription Receipt Agent shall not:

(a)	be under any duty or responsibility to any Subscription Receiptholder to determine whether any facts exist which may require any adjustment contemplated by this Article IV, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	be accountable with respect to the validity or value (or the kind or amount) of any Variable Voting Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exchange of any Subscription Receipt;

(c)	be responsible for any failure of the Corporation to issue or deliver Variable Voting Shares or certificates for the same upon the surrender of any Subscription Receipts for the purpose of the exchange of such receipts or to comply with any of the covenants contained in this Article; or

(d)	incur any liability or responsibility whatsoever or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation.

ARTICLE V

RIGHTS AND REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION

5.1	Optional Purchases by the Corporation

Subject to applicable securities legislation, the Corporation may from time to time purchase by private contract or otherwise any of the Subscription Receipts issued by it. Any Subscription Receipt Certificates representing the Subscription Receipts purchased pursuant to this Section 5.1 shall forthwith be delivered to and cancelled by the Subscription Receipt Agent and no Subscription Receipts shall be issued in replacement thereof.

5.2	General Representations, Warranties and Covenants of the Corporation

So long as any Subscription Receipts remain outstanding the Corporation represents, warrants and covenants, as applicable, as follows:

(a)	the Corporation will be duly authorized to create and issue the Subscription Receipts and, when issued and countersigned as herein provided, such Subscription Receipts shall be valid and enforceable against the Corporation in accordance with the terms herein, and it will reserve and keep available a sufficient number of Variable Voting Shares for the purpose of enabling it to satisfy its obligations to issue Variable Voting Shares upon the exchange of the Subscription Receipts issued by it;

(b)	all Variable Voting Shares which shall be issued upon exchange of the Subscription Receipts (in accordance with the terms hereof and of the Subscription Receipt Certificates) shall be issued as fully paid and non-assessable;

(c)	it will make all requisite filings under applicable Securities Laws including those necessary to remain a reporting issuer (or the equivalent) not in default in each of the provinces of Canada in which it is presently a reporting issuer (or the equivalent);

(d)	it will promptly announce by press release the closing date for the Sun Acquisition or the Termination Date, as the case may be, and will promptly notify the Standby Purchaser and the Subscription Receipt Agent of the occurrence of a Termination Event;

(e)	it will use its commercially reasonable efforts to ensure that, until the earlier of the exchange of the Subscription Receipts pursuant to Section 3.1 and the Termination Date, the Subscription Receipts and the Variable Voting Shares are, and continue to be, listed and posted for trading on the TSX;

(f)	it will use commercially reasonable efforts to maintain its corporate existence;

(g)	perform and carry out all of the acts or things to be done by it as provided in this Agreement and execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as the Subscription Receipt Agent may reasonably require for the better accomplishing and effecting the intentions and provisions of this Agreement; and

(h)	it will promptly advise the Subscription Receipt Agent, the Standby Purchaser and the holders of Subscription Receipts in writing of any default by the Corporation of its obligations under this Agreement.

5.3	Subscription Receipt Agent’s Remuneration and Expenses

The Corporation covenants that it will pay (and shall be responsible for the payment thereof) to the Subscription Receipt Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Subscription Receipt Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Subscription Receipt Agent in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Subscription Receipt Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Subscription Receipt Agent’s negligence, wilful misconduct or fraud. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Subscription Receipt Agent against unpaid invoices and shall be payable upon demand.

5.4	Securities Qualification Requirements

The Corporation shall file all such documents, notices and certificates and take such steps and do such things as may be necessary under applicable Securities Laws to permit the issuance of the Variable Voting Shares in the circumstances contemplated by Section 3.1 such that (i) such issuance will comply with the prospectus and registration requirements of Securities Laws and (ii) the first trade in such Variable Voting Shares (other than from the holdings of a person who, alone or in combination with others, hold sufficient Variable Voting Shares to materially affect control of the Corporation or who are affiliates of the Corporation or are underwriters or distributors with respect to such Variable Voting Shares within the meaning of applicable U.S. securities laws) will not be subject to, or will be exempt from, the prospectus and registration requirements of Securities Laws.

5.5	Performance of Covenants by Subscription Receipt Agent

If the Corporation shall fail to perform any of its covenants contained in this Subscription Receipt Agreement, the Subscription Receipt Agent may notify the Subscription Receiptholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it but shall be under no obligation to perform said covenants or to notify the Subscription Receiptholders of such performance or non-performance by it. All sums expended or advanced by the Subscription Receipt Agent in so doing shall be repayable as provided in Section 5.3. No such performance, expenditure or advance by the Subscription Receipt Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

ARTICLE VI

ESCROWED FUNDS

6.1	Initial Escrowed Funds and Distribution Amounts

The Corporation shall deposit or cause to be deposited the Initial Escrowed Funds with the Subscription Receipt Agent forthwith upon receipt and the Subscription Receipt Agent shall accept and hold the Escrowed Funds in escrow for and on behalf of the persons who have an interest therein pursuant hereto, shall disburse and deal with the Escrowed Funds in the manner contemplated by this Article VI and at all times shall keep the Escrowed Funds in a segregated account, all on the terms and subject to the conditions hereof. The Corporation acknowledges and agrees that it is a condition of the payment by the holders of Subscription Receipts of the Exercise Price therefor that the Escrowed Funds are held in escrow by the Subscription Receipt Agent in accordance with the provisions of this Article VI. The Escrowed Funds shall be held for the benefit of the Corporation unless and until the occurrence of a Termination Event, following which the Escrowed Funds shall be held for the benefit of the holders of Subscription Receipts.

6.2	Qualified Investments

(a)	The Subscription Receipt Agent shall invest and reinvest the Escrowed Funds in short-term obligations of, or guaranteed by, the Government of Canada, investment certificates of a Canadian chartered bank and other investments as directed in writing by the Corporation. If at any time the Escrowed Funds include cash that is not invested and the Corporation has not provided directions to the Subscription Receipt Agent to invest such cash, the Subscription Receipt Agent shall deposit all such uninvested cash in an account, a term deposit, or guaranteed investment certificates of a Canadian chartered bank, having either no fixed term or no irrevocable term and which pays interest on the daily balance. The maturity period of any such investment shall be selected to facilitate any payments expected to be made under this Agreement.

(b)	The Subscription Receipt Agent shall maintain accurate books, records and accounts of the transactions effected or controlled by the Subscription Receipt Agent hereunder and the receipt, investment, re-investment and disbursement of the property hereunder and shall provide to the Corporation records and statements thereof periodically upon written request.

6.3	Release of Escrowed Funds Upon Receipt of Release and Payment Certificate.

(a)	Upon satisfaction of the “Release Conditions” provided for in Section 1.1 hereto on or before the Release Deadline or, in the case of the conditions set forth in paragraphs (iv) through (xiii) (inclusive) of the definition of “Release Conditions” provided for in Section 1.1 hereto, the waiver by the Standby Purchaser of any or all of such conditions, the Corporation shall forthwith deliver to the Subscription Receipt Agent and the Standby Purchaser the Release and Payment Certificate in the form attached as Schedule “B” hereto by email, facsimile or courier to the address of the Subscription Receipt Agent set out in Section 11.1.

(b)	Upon receipt of the Release and Payment Certificate, the Subscription Receipt Agent shall liquidate any investment of the Escrowed Funds made pursuant to Section 6.2, as soon as reasonably practicable given standard business investment standards.

(c)	The Escrowed Funds shall be released and delivered as directed by the Corporation upon receipt by the Subscription Receipt Agent of the Release and Payment Certificate.

6.4	Release of Escrowed Funds on Termination

On the occurrence of a Termination Event, the Subscription Receipt Agent shall forthwith (and, in any event, no later than the Termination Payment Time) pay to each Subscription Receiptholder that Subscription Receiptholder’s Escrowed Funds. If the Escrowed Funds are not sufficient to pay 100% of the Subscription Receiptholder’s Escrowed Funds payable to all Subscription Receiptholders, the Corporation shall fund any such shortfall at the time of payment of the Escrowed Funds to the Subscription Receiptholders. Payment shall be made in accordance with Section 6.7 hereof and the Subscription Receipt Agent shall mail such payment to such Subscription Receiptholders at their address last appearing on the register of the Subscription Receipts maintained by the Subscription Receipt Agent or by making a wire transfer for the account of such holder through CDS. All Subscription Receipt Certificates representing Subscription Receipts in respect of which the Subscription Receiptholder’s Escrowed Funds have been paid to the Subscription Receiptholders shall be deemed to have been cancelled as and from the Termination Date. All Subscription Receipts represented by Subscription Receipt Certificates which have been deemed to have been cancelled pursuant to this Section 6.4 shall be without further force and effect whatsoever.

6.5	Direction

In order to permit the Subscription Receipt Agent to carry out its obligations under this Article VI, the Corporation hereby specifically authorizes and directs the Subscription Receipt Agent to make any stipulated payment or to take any stipulated action in accordance with the provisions of this Agreement.

6.6	Early Termination of any Investment of the Escrowed Funds

In making any payment pursuant to this Agreement, the Subscription Receipt Agent has the authority to liquidate any investments in order to make payments contemplated under this Article VI and shall not be liable for any loss sustained in the escrow account for early termination of any investment of the Escrowed Funds necessary to enable the Subscription Receipt Agent to make such payment.

6.7	Method of Disbursement and Delivery

(a)

All disbursements of money made in accordance with the provisions of this Article VI shall be made by cheque drawn upon a Canadian Schedule I chartered bank or by official cheque or wire transfer drawn upon the account of the Subscription Receipt Agent made payable to or to the order of the persons entitled to disbursement and in the correct amount, and if not so directed, by wire transfer as may be directed in writing by the Subscription Receiptholders, the Corporation or the Standby Purchaser (less all amounts required to be withheld by the Corporation by law, including without limitation, under the Income Tax Act (Canada)).

(b)	If the Subscription Receipt Agent delivers any such wire transfer or cheque or wire transfer as required under subsection 6.7(a), the Subscription Receipt Agent shall have no further obligation or liability for the amount represented thereby, unless any such wire transfer or cheque is not paid on due presentation; provided that in the event of the non-receipt of such wire transfer or cheque by the payee, or the loss or destruction of such cheque, the Subscription Receipt Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and funding and indemnity reasonably satisfactory to it, shall initiate a new wire transfer or issue to such payee a replacement cheque for the amount of such wire transfer or cheque.

6.8	Acknowledgements

(a)	The Subscription Receipt Agent will acknowledge receipt from the Corporation of the Initial Escrowed Funds by providing a written receipt and the Subscription Receipt Agent hereby confirms that such funds will, upon receipt, be deposited in a segregated account in the name of the Corporation designated as “Computershare Trust Company of Canada in trust for Postmedia Network Canada Corp. – Subscription Receipts” or as otherwise directed by the Corporation and, pending the satisfaction, or, in the case of the Release Conditions set forth in paragraphs (iv) through (xiii) (inclusive) of the definition of Release Conditions, the waiver by the Standby Purchaser, of the Release Conditions, will be used in accordance with Section 6.2 and Section 10.12 hereof.

(b)	The Corporation hereby:

(i)	acknowledges that the amount to be received by the Subscription Receipt Agent pursuant to paragraph 6.8(a) will represent of the aggregate Exercise Price received by the Corporation for the Subscription Receipts;

(ii)	irrevocably directs the Subscription Receipt Agent to retain such amounts in accordance with the terms of this Agreement pending payment of such amounts in accordance with the terms of this Agreement; and

(iii)	irrevocably directs the Subscription Receipt Agent, immediately following the execution and delivery of this Agreement and in accordance with written directions of the Corporation, (i) to certify and deliver to CDS, one or more Global Subscription Receipt Certificates representing the Subscription Receipts issued to and registered in the name of CDS (or its nominee) and (ii) to certify and deliver to such other Subscription Receiptholders, such Subscription Receipt Certificates representing the Subscription Receipts issued to and registered in the name of such holders.

6.9	Miscellaneous

(a)

The Subscription Receipt Agent will disburse Escrowed Funds according to this Agreement only to the extent that Escrowed Funds have been deposited with it. The Subscription Receipt Agent shall be protected in acting and relying upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration or other paper or document furnished to it hereunder, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be. The Subscription Receipt Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and signed by the parties hereto and if its duties herein are affected, unless it shall have given its prior written consent thereto. The duties and obligations of the Subscription Receipt Agent shall be determined solely by the provisions hereof and, accordingly, the Subscription Receipt Agent shall not be responsible except for the performance of such duties and obligations as it has undertaken herein. The Subscription Receipt Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable instructions which comply with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment. The Subscription Receipt Agent is acting hereunder as escrow agent in respect of the Escrowed Funds at the request of the Corporation and the Subscription Receiptholders and shall have no responsibilities in that capacity except for its duties of receiving, holding and disbursing the Escrowed Funds pursuant to the terms and conditions of this Agreement. Any certificate of a party referred to herein, unless otherwise specified, shall, in the case of the Corporation, refer to a certificate signed in the name of the Corporation by any officer or director of the Corporation, and, in the case of any other party, refer to a certificate of an authorized officer of such party. The Subscription Receipt Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection therewith, except arising out of its own gross negligence or willful misconduct. In the event of any disagreement arising regarding the terms of this Agreement, the Subscription Receipt Agent shall be entitled, at its option, to refuse to comply with any or all demands whatsoever until the dispute is settled, either by agreement amongst the various parties or by a court of competent jurisdiction. None of the provisions of this Agreement shall require the Subscription Receipt Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. The Subscription Receipt Agent shall not be responsible for any losses which may occur as a result of the investment of the Escrowed Funds where the Escrowed Funds have been invested in accordance with the terms of this Agreement.

(b)	In addition to the other rights granted to holders of Subscription Receipts in this Agreement, until the release of the Escrowed Funds pursuant to the terms of this Agreement, each holder of Subscription Receipts has a pro rata claim against the Escrowed Funds, which claim shall subsist until such time as the Variable Voting Shares issuable pursuant to Section 3.1 are issued or the Subscription Receiptholder’s Escrowed Funds have been paid to each Subscription Receiptholder in full. If, prior to the release of the Escrowed Funds in accordance with the terms of this Agreement, the Corporation: (i) makes a general assignment for the benefit of creditors or any proceeding is instituted by the Corporation seeking relief on behalf thereof as a debtor, or to adjudicate the Corporation a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of the Corporation or the debts of the Corporation under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or similar official for the Corporation or any substantial part of the property and assets of the Corporation or the Corporation takes any corporate action to authorize any of the actions set forth above; or (ii) the Corporation shall be declared bankrupt, or a receiver, receiver and manager, trustee, custodian or similar official is appointed for the Corporation or any substantial part of its property and assets of the Corporation or an encumbrancer shall legally take possession of any substantial part of the property or assets of the Corporation or a distress or execution or any similar process is levied or enforced against such property and assets and remains unsatisfied for such period as would permit such property or such part thereof to be sold thereunder, the right of each holder of Subscription Receipts to be issued Variable Voting Shares in respect of the Subscription Receipts of such holder will terminate and such holder will be entitled to assert a claim against the Escrowed Funds in an amount equal such Subscription Receiptholder’s Escrowed Funds.

(c)	The Subscription Receipt Agent shall be entitled to act and rely absolutely on the Release and Payment Certificate and shall be entitled to release the Escrowed Funds upon the receipt of the Release and Payment Certificate as provided for in this Agreement.

6.10	Tax Reporting

The Corporation and Subscription Receiptholders agree that, for tax reporting purposes, all interest or other taxable income earned from the investment of the Escrowed Funds in any tax year shall be allocated to the Corporation in the taxation year that it was earned, regardless of whether such amount has been distributed to the Corporation.

ARTICLE VII

ENFORCEMENT

7.1	Suits by Subscription Receiptholders

Subject to the powers of Subscription Receiptholders exercisable by extraordinary resolutions, all or any of the rights conferred upon any Subscription Receiptholder by any of the terms of the Subscription Receipt Certificates or of this Agreement, or of both, may be enforced by the Subscription Receiptholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Subscription Receipt Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Subscription Receiptholders.

7.2	Waiver of Default

Upon the happening of any default hereunder:

(a)	the holders of not less than 50% of the Subscription Receipts plus one Subscription Receipt then outstanding shall have the power (in addition to the powers exercisable by extraordinary resolution) by requisition in writing to instruct the Subscription Receipt Agent to waive any default hereunder and the Subscription Receipt Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b)	the Subscription Receipt Agent shall have the power to waive any default hereunder upon such terms and conditions as the Subscription Receipt Agent may deem advisable if, in the Subscription Receipt Agent’s opinion, which may be based on the advice of Counsel, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Subscription Receipt Agent or of the Subscription Receiptholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Subscription Receipt Agent or of the Subscription Receiptholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

7.3	Limitation of Liability

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any past, present or future directors or shareholders of the Corporation or any successor entity, officers, employees or agents.

ARTICLE VIII

MEETINGS OF SUBSCRIPTION RECEIPTHOLDERS

8.1	Right to Convene Meetings

The Subscription Receipt Agent may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Subscription Receiptholders’ Request and upon being indemnified and provided with security funding to its reasonable satisfaction by the Corporation or by the Subscription Receiptholders signing such Subscription Receiptholders’ Request against the cost which may be incurred in connection with the calling and holding of such meeting, call and hold a meeting of the Subscription Receiptholders. In the event of the Subscription Receipt Agent failing to so call and hold a meeting within seven (7) days after receipt of such written request of the Corporation or such Subscription Receiptholders’ Request and indemnity and security given as aforesaid, the Corporation or such Subscription Receiptholders, as the case may be, may call and hold such meeting. Every such meeting shall be held in the City of Toronto or at such other place as may be approved or determined by the Subscription Receipt Agent.

8.2	Notice

At least ten (10) Business Days’ prior notice of any meeting of Subscription Receiptholders shall be given to the Subscription Receiptholders in the manner provided for in Section 11.2 and a copy of such notice shall be sent by mail to the Subscription Receipt Agent (unless the meeting has been called by the Subscription Receipt Agent) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Subscription Receiptholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article VIII.

8.3	Chairman

An individual (who need not be a Subscription Receiptholder) designated in writing by the Subscription Receipt Agent shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within 30 minutes from the time fixed for the holding of the meeting, the Subscription Receiptholders present in person or by proxy shall choose some individual present to be chairman.

8.4	Quorum

Subject to the provisions of Section 8.11, at any meeting of the Subscription Receiptholders a quorum shall consist of Subscription Receiptholders present in person or by proxy holding at least 25% of the aggregate number of the then outstanding Subscription Receipts, provided that at least two persons entitled to vote thereat are personally present or represented by proxy. If a quorum of the Subscription Receiptholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by Subscription Receiptholders or on a Subscription Receiptholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting, the Subscription Receiptholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not hold at least 25% of the then outstanding Subscription Receipts.

8.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Subscription Receiptholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6	Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

8.7	Poll and Voting

On every extraordinary resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Subscription Receiptholders acting in person or by proxy and holding in the aggregate at least 5% of the aggregate number of the then outstanding Subscription Receipts, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll.

On a show of hands, every person who is present and entitled to vote, whether as a Subscription Receiptholder or as proxy for one or more absent Subscription Receiptholders, or both, shall have one vote. On a poll, each Subscription Receiptholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Subscription Receipt then held or represented by it. A proxy need not be a Subscription Receiptholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Subscription Receipts, if any, held or represented by him but shall not be entitled to a casting vote in the case of an equality of votes.

8.8	Regulations

The Subscription Receipt Agent, or the Corporation with the approval of the Subscription Receipt Agent, may from time to time make and from time to time vary such regulations as it shall think fit for:

(a)	the setting of a record date for a meeting for the purpose of determining the Subscription Receiptholders entitled to receive notice of and to vote at the meeting;

(b)	the deposit of instruments appointing proxies at such place and time as the Subscription Receipt Agent, the Corporation or the Subscription Receiptholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(c)	the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or telecopied before the meeting to the Corporation or to the Subscription Receipt Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(d)	the form of the instrument of proxy; and

(e)	generally for the calling of meetings of Subscription Receiptholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Subscription Receiptholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 8.9), shall be Subscription Receiptholders or their counsel, or proxies of Subscription Receiptholders.

8.9	Corporation and Subscription Receipt Agent May be Represented

The Corporation and the Subscription Receipt Agent, by their respective employees, directors and officers, counsel for the Corporation and the counsel for the Subscription Receipt Agent may attend any meeting of the Subscription Receiptholders, but shall not be entitled to vote thereat, whether in respect of any Subscription Receipts held by them or otherwise.

8.10	Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Agreement or by law, the Subscription Receiptholders at a meeting shall, subject to the provisions of Section 8.11, have the power, exercisable from time to time by extraordinary resolution:

(a)	to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of (i) the Subscription Receipt Agent in its capacity as trustee hereunder, subject to the Subscription Receipt Agent’s and the Corporation’s prior consent, or on behalf of the Subscription Receiptholders against the Corporation or (ii) the Subscription Receiptholders, subject to the Corporation’s prior consent, in each case whether such rights arise under this Agreement or the Subscription Receipt Certificates or otherwise;

(b)	to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Subscription Receiptholders;

(c)	to direct or to authorize the Subscription Receipt Agent to enforce any of the covenants on the part of the Corporation contained in this Agreement or the Subscription Receipt Certificates or to enforce any of the rights of the Subscription Receiptholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right:

(d)	to waive, and to direct the Subscription Receipt Agent to waive, any default on the part of the Corporation in complying with any provisions of this Agreement or the Subscription Receipt Certificates either unconditionally or upon any conditions specified in such extraordinary resolution;

(e)	to restrain any Subscription Receiptholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Agreement or the Subscription Receipt Certificates or to enforce any of the rights of the Subscription Receiptholders;

(f)	to direct any Subscription Receiptholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Subscription Receiptholder in connection therewith;

(g)	to assent to any change in or omission from the provisions contained in the Subscription Receipt Certificates and this Agreement or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Subscription Receipt Agent to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

(h)	with the consent of the Corporation, not to be unreasonably withheld, to remove the Subscription Receipt Agent or its successor in office and to appoint a new trustee or trustees to take the place of the Subscription Receipt Agent so removed; and

(i)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

8.11	Meaning of Extraordinary Resolution

(a)	The expression “extraordinary resolution” when used in this Agreement means, subject as hereinafter provided in this Section 8.11 and in Section 8.14, a resolution proposed at a meeting of Subscription Receiptholders duly convened for that purpose and held in accordance with the provisions of this Article VII at which there are present in person or by proxy Subscription Receiptholders holding not less than 25% of the then outstanding Subscription Receipts and passed by the affirmative votes of Subscription Receiptholders holding not less than two-thirds of the aggregate number of the then outstanding Subscription Receipts represented at the meeting and voted on the poll upon such resolution.

(b)	If, at the meeting at which an extraordinary resolution is to be considered, Subscription Receiptholders holding at least 25% of the then outstanding Subscription Receipts are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Subscription Receiptholders or on a Subscription Receiptholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 Business Days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 11.2. Such notice shall state that at the adjourned meeting the Subscription Receiptholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting, was originally called or any other particulars. At the adjourned meeting the Subscription Receiptholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 8.11(a) shall be an extraordinary resolution within the meaning of this Agreement notwithstanding that Subscription Receiptholders holding at least 25% of the aggregate number of the then outstanding Subscription Receipts are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

(d)	Notwithstanding any other provision contained in this Agreement or in any Subscription Receipt Certificate:

(i)	no amendment, restatement or modification of or supplement to this Agreement or any Subscription Receipt Certificate relating to the Release Conditions and/or this Section 8.11(d); and

(ii)	no waiver of any of the Release Conditions or compliance with this Section 8.11(d);

shall be effective without the prior written consent of the Standby Purchaser.

8.12	Powers Cumulative

Any one or more of the powers or any combination of the powers in this Agreement stated to be exercisable by the Subscription Receiptholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Subscription Receiptholders to exercise such power or powers or combination of powers then or thereafter from time to time.

8.13	Minutes

Minutes of all resolutions and proceedings at every meeting of Subscription Receiptholders shall be made and duly entered in books to be provided from time to time for that purpose by the Subscription Receipt Agent at the expense of the Corporation and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

8.14	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Subscription Receiptholders at a meeting held as provided in this Article VIII may also be taken and exercised by Subscription Receiptholders holding at least two-thirds of the aggregate number of the then outstanding Subscription Receipts by an instrument in writing signed in one or more counterparts by such Subscription Receiptholders in person or by attorney duly appointed in writing, and the expression “extraordinary resolution” when used in this Agreement shall include an instrument so signed.

8.15	Binding Effect of Resolutions

Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article VIII at a meeting of Subscription Receiptholders shall be binding upon all the Subscription Receiptholders, whether present at or absent from such meeting, and every instrument in writing signed by Subscription Receiptholders in accordance with Section 8.14 shall be binding upon all the Subscription Receiptholders, whether signatories thereto or not, and each and every Subscription Receiptholder and the Subscription Receipt Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

8.16	Holdings by Corporation Disregarded

In determining whether Subscription Receiptholders holding the required number of Subscription Receipts are present at a meeting of Subscription Receiptholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Subscription Receiptholders’ Request or other action under this Agreement, Subscription Receipts owned legally or beneficially by the Corporation or any subsidiary of the Corporation shall be disregarded in accordance with the provisions of Section 11.8 and shall not be entitled to vote on any matter considered at such a meeting of Subscription Receiptholders.

ARTICLE IX

SUPPLEMENTAL AGREEMENTS

9.1	Provision for Supplemental Agreements for Certain Purposes

From time to time the Corporation (when authorized by action of the directors) and the Subscription Receipt Agent may, subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, agreements, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	adding to the provisions hereof such additional covenants and enforcement provisions as are necessary or advisable, provided that the same are not in the opinion of the Subscription Receipt Agent, based on the advice of Counsel, prejudicial to the interests of the Subscription Receiptholders;

(b)	giving effect to any extraordinary resolution passed as provided in Article VIII;

(c)	making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Subscription Receipt Agent, based on the advice of Counsel, prejudicial to the interests of the Subscription Receiptholders;

(d)	adding to or altering the provisions hereof in respect of the transfer of Subscription Receipts, making provision for the exchange of Subscription Receipt Certificates, and making any modification in the form of the Subscription Receipt Certificates which does not affect the substance thereof;

(e)	modifying any of the provisions of this Agreement, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Subscription Receipt Agent, based on the advice of Counsel, such modification or relief in no way prejudices any of the rights of the Subscription Receiptholders or of the Subscription Receipt Agent, and provided further that the Subscription Receipt Agent may in its sole discretion decline to enter into any such supplemental agreement which in its opinion, based on the advice of Counsel, may not afford adequate protection to the Subscription Receipt Agent when the same shall become operative; and

(f)	for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Subscription Receipt Agent, based on the advice of Counsel, the rights of the Subscription Receipt Agent and of the Subscription Receiptholders are in no way prejudiced thereby.

9.2	Successor Corporations

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation (“successor corporation”), the successor corporation resulting from such consolidation, amalgamation, merger or transfer (if not the Corporation) shall expressly assume, by supplemental agreement satisfactory in form to Counsel to the Subscription Receipt Agent and executed and delivered to the Subscription Receipt Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Corporation and the successor corporation shall by supplemental agreement satisfactory in term to the Subscription Receipt Agent and executed and delivered to the Subscription Receipt Agent, expressly assuming those obligations.

ARTICLE X

CONCERNING THE SUBSCRIPTION RECEIPT AGENT

10.1	Trust Agreement Legislation

(a)	If and to the extent that any provision of this Agreement limits, qualifies or conflicts with a mandatory requirement of the Applicable Legislation, such mandatory requirement shall prevail.

(b)	The Corporation and the Subscription Receipt Agent agree that each will, at all times in relation to this Agreement and any action to be taken hereunder, observe and comply with and be entitled to the benefits of the Applicable Legislation.

10.2	Rights and Duties of Subscription Receipt Agent

(a)	In the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Subscription Receipt Agent shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(b)	The obligation of the Subscription Receipt Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Subscription Receipt Agent or the Subscription Receiptholders hereunder shall be conditional upon the Subscription Receiptholders furnishing, when required by notice by the Subscription Receipt Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Subscription Receipt Agent to protect and to hold harmless the Subscription Receipt Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Agreement shall require the Subscription Receipt Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(c)	The Subscription Receipt Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Subscription Receiptholders at whose instance it is acting to deposit with the Subscription Receipt Agent the Subscription Receipts held by them, for which Subscription Receipts the Subscription Receipt Agent shall issue receipts.

(d)	Every provision of this Agreement that by its terms relieves the Subscription Receipt Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of the Applicable Legislation, of this Section 10.2 and of Sections 10.3 and 10.4.

10.3	Indemnification

Without limiting any protection or indemnity of the Subscription Receipt Agent under any other provisions hereof, or otherwise at law, the Corporation hereby agrees to indemnify and hold harmless the Subscription Receipt Agent and its employees, directors, officers, agents, successors and assigns from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Subscription Receipt Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence or fraud of the Subscription Receipt Agent. This provision shall survive the resignation or removal of the Subscription Receipt Agent, or the termination of the Agreement.

10.4	Evidence, Experts and Advisers

(a)	In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Corporation shall furnish to the Subscription Receipt Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by the Applicable Legislation or as the Subscription Receipt Agent may reasonably require by written notice to the Corporation.

(b)	In the exercise of its rights and duties hereunder, the Subscription Receipt Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Subscription Receipt Agent pursuant to a request of the Subscription Receipt Agent, provided that the Subscription Receipt Agent complies with the Applicable Legislation and that the Subscription Receipt Agent examines the same and determines that such evidence complies with the applicable requirements of this Agreement.

(c)	Whenever it is provided in this Agreement or under the Applicable Legislation that the Corporation shall deposit with the Subscription Receipt Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the trust, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Subscription Receipt Agent take the action to be based thereon.

(d)	The Subscription Receipt Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Subscription Receipt Agent.

10.5	Actions by Subscription Receipt Agent to Protect Interest

The Subscription Receipt Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Subscription Receiptholders.

10.6	Subscription Receipt Agent Not Required to Give Security

The Subscription Receipt Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Agreement or otherwise in respect of the premises.

10.7	Protection of Subscription Receipt Agent

By way of supplement to the provisions of any law for the time being relating to trustees it is expressly declared and agreed as follows:

(a)	the Subscription Receipt Agent shall not be liable for or by reason of any statements of fact or recitals in this Agreement or in the Subscription Receipt Certificates (except the representation contained in Section 10.9 or in the certificate of the Subscription Receipt Agent on the Subscription Receipt Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)	nothing herein contained shall impose any obligation on the Subscription Receipt Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto;

(c)	the Subscription Receipt Agent shall not be bound to give notice to any person or persons of the execution hereof; and

(d)	the Subscription Receipt Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration or other paper or document furnished to it hereunder, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

10.8	Replacement of Subscription Receipt Agent; Successor by Merger

(a)	The Subscription Receipt Agent may resign its trust and be discharged from all further duties and liabilities hereunder, subject to this Section 10.8, by giving to the Corporation not less than 90 days’ prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Subscription Receiptholders by extraordinary resolution and with the consent of the Corporation shall have power at any time pursuant to Section 8.10(h) to remove the existing Subscription Receipt Agent and to appoint a new Subscription Receipt Agent. In the event of the Subscription Receipt Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Subscription Receiptholders; failing such appointment by the Corporation, the retiring Subscription Receipt Agent at the Corporation’s expense or any Subscription Receiptholder may apply to a justice of the Ontario Superior Court of Justice (the “Court”) on such notice as such justice may direct, for the appointment of a new trustee; but any new trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Subscription Receiptholders.

(b)	Any new trustee appointed under any provision of this Section 10.8 shall be a corporation authorized to carry on the business of a trust company in the Designated Provinces. On any such appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Subscription Receipt Agent hereunder. At the request of the Corporation or the trustee, the retiring Subscription Receipt Agent, upon payment of the amounts, if any, due to it pursuant to this Agreement, shall duly assign, transfer and deliver to the new Subscription Receipt Agent all property and money held and all records kept by the retiring Subscription Receipt Agent hereunder or in connection herewith.

(c)	Upon the appointment of a successor trustee, the Corporation shall promptly notify the Subscription Receiptholders thereof in the manner provided for in Section 11.2 hereof.

(d)	Any corporation into or with which the Subscription Receipt Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Subscription Receipt Agent shall be a party, or any corporation succeeding to the corporate trust business of the Subscription Receipt Agent shall be the successor to the Subscription Receipt Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under subsection 10.8(a).

(e)	Any Subscription Receipt Certificates certified but not delivered by a predecessor trustee may be certified by the successor trustee in the name of the predecessor or successor trustee.

10.9	Conflict of Interest

(a)	The Subscription Receipt Agent represents to the Corporation that to the best of its knowledge at the time of execution and delivery hereof no material conflict of interest exists between its role as a trustee hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor trustee approved by the Corporation and meeting the requirements set forth in subsection 10.8(a). Notwithstanding the foregoing provisions of this subsection 10.9(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Agreement and the Subscription Receipt Certificate shall not be affected in any manner whatsoever by reason thereof.

(b)	Subject to subsection 10.9(a), the Subscription Receipt Agent and its affiliates, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any subsidiary of the Corporation without being liable to account for any profit made thereby.

10.10	Acceptance of Trust

The Subscription Receipt Agent hereby accepts the trusts in this Agreement declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

10.11	Subscription Receipt Agent Not to be Appointed Receiver

The Subscription Receipt Agent and any person related to the Subscription Receipt Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

10.12	Documents, etc. Held by Subscription Receipt Agent

Any securities, documents of title or other instruments that may at any time be held by the Subscription Receipt Agent hereunder may be placed in the deposit vaults of the Subscription Receipt Agent for safekeeping.

10.13	Not Bound to Act

(a)	The Subscription Receipt Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Subscription Receipt Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Subscription Receipt Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Company, provided (i) that the Subscription Receipt Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Subscription Receipt Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

(b)	The Corporation hereby represents to the Trustee that any account to be opened by, or interest to held by, the Trustee in connection with this Agreement, for or to the credit of the Corporation, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Corporation hereby agrees to complete, execute and deliver forthwith to the Trustee a Declaration, in the Trustee’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party; provided, however, that such Declaration shall not be required in the event that the Subscription Receiptholder’s Escrowed Funds are paid to holders on the occurrence of a Termination Event pursuant to Section 6.4.

ARTICLE XI

GENERAL

11.1	Notice to the Corporation, the Subscription Receipt Agent and the Standby Purchaser

(a)	Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation, the Subscription Receipt Agent or the Standby Purchaser shall be deemed to be validly given if delivered, sent by registered letter, first class mail, email or facsimile:

If to the Corporation:	POSTMEDIA NETWORK CANADA CORP.
365 Bloor Street East, 12th Floor
Toronto, Ontario
M4W 3L4

Attention: Doug Lamb

Telecopy: (416) 442-3382 Email: dlamb@canwest.com

with a copy to:	GOODMANS LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, Ontario
M5H 2S7

Attention: Mark Spiro

Telecopy: (416) 979-1234:
Email: mspiro@goodmans.ca

If to the Subscription
Receipt Agent:	COMPUTERSHARE TRUST COMPANY OF CANADA
100 University Avenue, 11th Floor
Toronto, Ontario
M5J 2Y1

Attention: General Manager, Corporate Trust Department

Telecopy: (416) 981-9777
Email:

If to the Standby Purchaser:	GOLDENTREE ASSET MANAGEMENT LP
300 Park Avenue
21st Floor
New York, NY 10022
United States of America

Attention: Peter Alderman

Telecopy: (212) 847-3496
Email: palderman@goldentree.com

with a copy to:	Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, ON M5L 1B9

Attention: Brian M. Pukier

Telecopy: (416) 947-0866
Email: bpukier@stikeman.com

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth Business Day following the date of the postmark on such notice or, if telecopied, on the next Business Day following the date of transmission provided that its contents are transmitted and received completely and accurately.

(b)	The Corporation, the Subscription Receipt Agent or, the Standby Purchaser, as the case may be, may from time to time notify the other in the manner provided in subsection 11.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation, the Subscription Receipt Agent or, the Standby Purchaser, as the case may be, for all purposes of this Agreement.

(c)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Subscription Receipt Agent, the Corporation or, the Standby Purchaser hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in subsection 11.1(a), by telecopy or other means of prepaid, transmitted and recorded communication.

11.2	Notice to Subscription Receiptholders

(a)	Any notice to the Subscription Receiptholders under the provisions of this Agreement shall be valid and effective if delivered or sent by ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, on the fifth Business Day following the date of the postmark on such notice or, if telecopied, on the next Business Day following the date of transmission provided that its contents are transmitted and received completely and accurately.

(b)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Subscription Receiptholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Subscription Receiptholders or if delivered to the address for such Subscription Receiptholders contained in the register of Subscription Receipts maintained by the Subscription Receipt Agent, by cable, telegram, telex or other means of prepaid transmitted and recorded communication.

11.3	Privacy Matters

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Subscription Receipt Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Subscription Receipt Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

11.4	Counterparts

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof. Each of the parties to this Agreement will be entitled to rely on delivery of a facsimile copy of this Agreement and acceptance by each party of any such facsimile copy will be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

11.5	Force Majeure

No party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

11.6	Satisfaction and Discharge of Agreement

Immediately following the date upon which (i) all Subscription Receipts have been exchanged or terminated, (ii) all Escrowed Funds have been distributed to the appropriate parties as set forth in this Agreement and (iii) certificates representing any Variable Voting Shares required to be issued in compliance with the provisions hereof have been issued and delivered in accordance with the provisions hereof, this Agreement shall cease to be of any force and effect and the Subscription Receipt Agent, on demand of the Corporation and at the cost and expense of the Corporation and upon delivery to the Subscription Receipt Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Agreement. Notwithstanding the foregoing, the indemnities provided to the Subscription Receipt Agent by the Corporation hereunder shall remain in full force and effect and survive the termination of this Agreement.

11.7	Provisions of Agreement and Subscription Receipts for the Sole Benefit of Parties and Subscription Receiptholders

Nothing in this Agreement or in the Subscription Receipt Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Subscription Receiptholders, as the case may be, any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Subscription Receiptholders.

11.8	Subscription Receipts Owned by the Corporation or its Subsidiaries - Certificate to be Provided

For the purpose of disregarding any Subscription Receipts owned legally or beneficially by the Corporation or any subsidiary of the Corporation in Section 8.16, the Corporation shall provide to the Subscription Receipt Agent, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:

(a)	the names of the registered holders of Subscription Receipts which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation or any subsidiary of the Corporation; and

(b)	the number of Subscription Receipts owned legally or beneficially by the Corporation or any subsidiary of the Corporation;

and the Subscription Receipt Agent, in making the computations in Section 8.16, shall be entitled to rely on such certificate without any additional evidence.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under their respective corporate seals and the hands of their proper officers in that behalf.

POSTMEDIA NETWORK CANADA CORP.

By:	/s/ Paul Godfrey
Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Judith Sebald
Authorized Signatory

By:	/s/ Lisa M. Kudo
Authorized Signatory

GOLDENTREE ASSET MANAGEMENT LP

By:	/s/ Peter Alderman
Authorized Signatory

THIS IS SCHEDULE “A” to the Subscription Receipt Agreement made as of February 5, 2015 among POSTMEDIA NETWORK CANADA CORP., COMPUTERSHARE TRUST COMPANY OF CANADA as Subscription Receipt Agent, and GOLDENTREE ASSET MANAGEMENT LP.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO POSTMEDIA NETWORK CANADA CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

THIS CERTIFICATE IS A GLOBAL SUBSCRIPTION RECEIPT CERTIFICATE WITHIN THE MEANING OF THE SUBSCRIPTION RECEIPT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CDS & CO. OR A NOMINEE OF CDS. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN CDS & CO. OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SUBSCRIPTION RECEIPT AGREEMENT, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF CERTIFICATE AS A WHOLE BY CDS TO A NOMINEE OF CDS OR BY A NOMINEE OF CDS TO CDS OR ANOTHER NOMINEE OF CDS AND/OR THEIR RESPECTIVE SUCCESSORS) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]1

[THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF POSTMEDIA NETWORK CANADA CORP. (“THE CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (E) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION, AND, IN THE CASE OF (D) OR (E), AFTER PROVIDING A LEGAL OPINION SATISFACTORY TO THE CORPORATION.]2

[CUSIP No. —

ISIN No. —]3

SUBSCRIPTION RECEIPTS

POSTMEDIA NETWORK CANADA CORP.

(Incorporated under the laws of Canada)

SUBSCRIPTION RECEIPT

[1]	Insert for Global Subscription Receipt Certificates.
[2]	Insert for Subscription Receipt Certificates issued to the Standby Purchaser and its affiliates that are resident in the United States.
[3]	Insert for Global Subscription Receipt Certificates.

CERTIFICATE NO.	SUBSCRIPTION RECEIPTS entitling the holder to acquire, subject to adjustment, one Variable Voting Share for each Subscription Receipt represented hereby.

THIS IS TO CERTIFY THAT:

(the “Holder”) is the registered holder of the number of Subscription Receipts of Postmedia Network Canada Corp. (the “Corporation”) specified above and is thereby entitled, upon the automatic exchange of each Subscription Receipt represented hereby and without payment of any additional consideration or any further action by the Holder, to receive, in the manner and subject to the restrictions and adjustments set forth herein, pursuant to the Subscription Receipt Agreement made as of February 5, 2015 (the “Subscription Receipt Agreement”) among the Corporation, Computershare Trust Company of Canada and GoldenTree Asset Management LP, one fully paid and non-assessable Class NC variable voting share of the Corporation (a “Variable Voting Share”), as such shares are constituted as of the date hereof (subject to adjustment), for each Subscription Receipt held provided that if a Termination Event occurs, the Holder shall be entitled to receive an amount equal to the aggregate Exercise Price paid for the Subscription Receipts specified above plus the Termination Payment to which the Holder is entitled in respect of such Subscription Receipts. Capitalized terms used in this certificate shall have the same meaning ascribed to such terms in the Subscription Receipt Agreement, unless otherwise defined herein.

The Subscription Receipts represented by this Subscription Receipt Certificate are issued under and pursuant to the Subscription Receipt Agreement. Reference is made to the Subscription Receipt Agreement and any instruments supplemental thereto for a full description of the rights of the holders of the Subscription Receipts and the terms and conditions upon which the Subscription Receipts are, or are to be, issued and held, with the same effect as if the provisions of the Subscription Receipt Agreement and all instruments supplemental thereto were herein set forth. By acceptance hereof, the Holder assents to all provisions of the Subscription Receipt Agreement. In the event of any conflict between the provisions of this Subscription Receipt Certificate and the provisions of the Subscription Receipt Agreement, the provisions of the Subscription Receipt Agreement will govern.

If the Release Conditions are satisfied or, in the case of the Release Conditions set forth in paragraphs (iv) through (xiii) (inclusive) of the definition of Release Conditions, waived by the Standby Purchaser, by the Release Deadline, all Subscription Receipts shall be automatically exchanged and surrendered without any further action or payment by the Subscription Receiptholders and, subject to adjustment in accordance with the Subscription Receipt Agreement, one Variable Voting Share shall be issued to the Subscription Receiptholders for each Subscription Receipt held.

If a Termination Event occurs, the Subscription Receipt Agent shall pay to the Holder the Subscription Receiptholder’s Escrowed Funds within three business days following the Termination Date.

Upon the issuance of Variable Voting Shares upon the exchange of the Subscription Receipts, the Subscription Receipt Certificates will be deemed to have been surrendered and cancelled without further action on the part of the Subscription Receiptholder, the Subscription Receipt Agent or the Corporation. Unless otherwise directed by the Subscription Receiptholder, the Subscription Receipt Agent will then mail the certificates representing the Variable Voting Shares to each Subscription Receiptholder in accordance with the register maintained at the Subscription Receipt Agency.

The Subscription Receipt Agreement provides for certain adjustments to the number of securities issuable upon the exchange of the Subscription Receipts upon the occurrence of certain events, including but not limited to, any subdivision, consolidation or reclassification, and in the event of a reorganization of the Corporation, including any amalgamation, merger or arrangement, and certain distribution of securities or assets of the Corporation. The Holder should refer to the Subscription Receipt Agreement which provides for the adjustments in these and certain other stated events.

The Subscription Receipts may be transferred in accordance with applicable securities laws and only by the transferor and transferee duly completing and executing the transfer forms attached hereto, and surrendering this Subscription Receipt Certificate to the Subscription Receipt Agent at its principal office in Toronto, Ontario.

The holding of the Subscription Receipts evidenced by this Subscription Receipt Certificate shall not constitute the Holder hereof a shareholder of the Corporation or entitle the Holder to any right or interest in respect thereof except as expressly provided in the Subscription Receipt Agreement.

A Holder hereof that is not a Non-Canadian (as such term is defined in the Prospectus) hereby provides notice to the Corporation that the Variable Voting Shares issued upon the exchange of the Subscription Receipts shall not automatically convert into Voting Shares.

The Subscription Receipt Agreement provides that all holders of Subscription Receipts shall be bound by any resolution passed at a meeting of the holders held in accordance with the provisions of the Subscription Receipt Agreement and resolutions signed by the holders of a specified majority of the then outstanding Subscription Receipts.

This Subscription Receipt Certificate shall not be valid for any purpose whatsoever unless and until it has been certified by or on behalf of the Subscription Receipt Agent.

Time shall be of the essence hereof.

IN WITNESS WHEREOF the undersigned has caused this Subscription Receipt Certificate to be signed by its duly authorized officer as of February 5, 2015.

POSTMEDIA NETWORK CANADA CORP.

By:
Authorized Signatory

Certified by:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signatory

TRANSFER OF SUBSCRIPTION RECEIPTS

FOR VALUE RECEIVED, the undersigned: (i) hereby sells, assigns and transfers to             ,             Subscription Receipts of Postmedia Network Canada Corp. (the “Corporation”) registered in the name of the undersigned on the records maintained by Computershare Trust Company of Canada represented by the Subscription Receipt Certificate attached and irrevocably appoints             the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution; and (ii) confirms that the transfer is made in compliance with the Agreement, all applicable securities legislation and requirements of regulatory authorities.

[THE UNDERSIGNED TRANSFEROR HEREBY CERTIFIES AND DECLARES that the Subscription Receipts are not being offered, sold or otherwise transferred other than (a) to the Corporation, (b) outside the United States in accordance with Regulation S under the U.S. Securities Act, (c) inside the United States in accordance with Rule 144A under the U.S. Securities Act, (d) pursuant to the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, or (e) pursuant to another exemption from registration, and, in the case of (d) or (e), has provided a legal opinion satisfactory to the Corporation.]4

DATED the             day of             , 2015.

Signature Guaranteed	(Signature of Subscription Receiptholder)

(Print name of Subscription Receiptholder)

Instructions:

Signature of the Subscription Receiptholder must be the signature of the person appearing on the face of this Subscription Receipt Certificate.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Subscription Receipt Agent and the Corporation.

The signature of the Subscription Receiptholder on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by a member of a recognized medallion guarantee program.

Subscription Receipts shall only be transferable in accordance with the Agreement, applicable laws and the rules and policies of any applicable stock exchange.

Computershare Trust Company of Canada

[Insert Address]

[4]	Insert for Subscription Receipt Certificates issued to the Standby Purchaser and its affiliates that are resident in the United States.

THIS IS SCHEDULE “B” to the Subscription Receipt Agreement made as of February 5, 2015 among POSTMEDIA NETWORK CANADA CORP., COMPUTERSHARE TRUST COMPANY OF CANADA as Subscription Receipt Agent, and GOLDENTREE ASSET MANAGEMENT LP

RELEASE AND PAYMENT CERTIFICATE

TO:	Computershare Trust Company of Canada (the “Subscription Receipt Agent”), as Subscription Receipt Agent relating to the issue of subscription receipts (“Subscription Receipts”) of Postmedia Network Canada Corp. (the “Corporation”)

AND TO:	GoldenTree Asset Management LP

This Release and Payment Certificate is being provided pursuant to Section 6.3(a) of the Subscription Receipt Agreement (“Agreement”) dated February 5, 2015 between the Corporation, GoldenTree Asset Management LP and the Subscription Receipt Agent.

Capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

I,                         ,                                 of the Corporation, do hereby certify for and on behalf of the Corporation and not in my personal capacity that all of the Release Conditions have been satisfied (or will be satisfied substantially concurrently with the release of the Escrowed Funds) or, in the case of those conditions set forth in paragraphs (iv) through (xiii) (inclusive) of the definition of Release Conditions, have been waived by the Standby Purchaser.

The Corporation hereby directs the Subscription Receipt Agent to release and deliver the Escrowed Funds as follows:

Date:

Time:

Wire Instructions:

DATED at Toronto, Ontario, this             day of                     , 2015.

POSTMEDIA NETWORK CANADA CORP.

Per:
Name:
Title: